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                                                                       EXHIBIT N



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 3 to Registration Statement No. 333-132636 on Form N-2 of our report dated December 16, 2005 relating to the financial statements and financial highlights of Calamos Convertible and High Income Fund appearing in the Annual Report on Form N-CSR for the year ended October 31, 2005, appearing in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the caption "Experts" in the Statement of Additional Information.


DELOITTE & TOUCHE LLP

Chicago, Illinois
June 14, 2006